U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K-A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 21, 2005


                                 INROB TECH LTD.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)

                  000-49950                             88-0219239
                  ---------                             ----------
            (Commission File No.)          (IRS Employer Identification No.)


                          1515 Tropicana Ave, Suite 140
                               Las Vegas NV 89119
                                  702-795-3601
        (Address and telephone number of principal executive offices and place of business)


          (former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

      (a)   Financial Statements of business acquired

      (b)   Pro forma financial information

      (c)   Exhibits

                                   INROB LTD.

                          INDEX TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003


Report of Independent Auditors...............................................F-2

Financial Statements-

   Balance Sheet as of December 31, 2004.....................................F-3

   Statements of Operations and Comprehensive (Loss) for the Years
     Ended December 31, 2004, and 2003 ......................................F-4

   Statements of Stockholder's (Deficit) for the Years
     Ended December 31, 2004, and 2003 ......................................F-5

   Statements of Cash Flows for the Years Ended December 31, 2004,
     and 2003 ...............................................................F-6

   Notes to Financial Statements for the Periods
     Ended December 31, 2004, and 2003 ......................................F-7

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of Inrob Ltd.:

We have audited the accompanying balance sheet of Inrob Ltd. (an Israeli corporation) as of December 31, 2004, and the related statements of operations, stockholders' (deficit), and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inrob Ltd. as of December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is conducting its capital formation activities, has experienced operating losses, and has negative working capital. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
October 3, 2005.

                                   INROB LTD.
                             BALANCE SHEET (NOTE 2)
                             AS OF DECEMBER 31, 2004

                                     ASSETS

                                                                            2004
                                                                        -----------
Current Assets:
     Accounts Receivable-
        Trade                                                               293,659
        Employees and other                                                   1,757
        Less - Allowance for doubtful accounts                               (5,683)
     Inventory                                                              201,194
     Prepaid expenses                                                        26,116
                                                                        -----------

        Total current assets                                                517,043
                                                                        -----------

Property and Equipment:
     Office and computer equipment                                           49,576
     Furniture and fixtures                                                  71,119
     Vehicles                                                               337,203
                                                                        -----------

                                                                            457,898
     Less - Accumulated depreciation                                       (164,032)
                                                                        -----------

        Net property and equipment                                          293,866
                                                                        -----------

Other Assets:
     Deposits                                                                13,756
     Deferred offering costs                                                265,000
     Loans receivable from stockholders                                     155,525
     Loans to related party companies                                       667,775
                                                                        -----------

        Total other assets                                                1,102,056
                                                                        -----------

Total Assets                                                            $ 1,912,965
                                                                        ===========

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
     Bank overdrafts                                                    $   564,179
     Current portion of long-term debt                                      248,466
     Accounts payable - Trade                                               371,599
     Accrued liabilities                                                    538,203
     Deferred revenue                                                       278,220
     Income taxes payable                                                    26,481
                                                                        -----------

        Total current liabilities                                         2,027,148
                                                                        -----------

Long-term Debt, less current portion:
     Bank loans and obligations                                             186,136
                                                                        -----------
        Total long-term debt                                                186,136
                                                                        -----------

        Total liabilities                                                 2,213,284
                                                                        -----------

Commitments and Contingencies

Stockholders' (Deficit):
     Capital stock, par value $.006 per share; 500,000,000 shares
        authorized; 200,000,000 shares issued and outstanding in 2004       201,418
     Accumulated other comprehensive (loss)                                 (14,775)
     Accumulated (deficit)                                                 (486,962)
                                                                        -----------

        Total stockholders' (deficit)                                      (300,319)
                                                                        -----------

Total Liabilities and Stockholders' (Deficit)                           $ 1,912,965
                                                                        ===========


     The accompanying notes to financial statements are an integral part of these balance sheets.

                                   INROB LTD.
                        STATEMENTS OF OPERATIONS (NOTE 2)
                 FOR THE YEARS ENDED DECEMBER 31, 2004, AND 2003

                                                          2004            2003
                                                     -------------    -------------
Revenues:
     Services                                        $   1,049,313    $     914,127
     Product sales                                         157,008          471,442
                                                     -------------    -------------

         Total revenues                                  1,206,321        1,385,569
                                                     -------------    -------------

Cost of Goods Sold:
     Services                                              918,198          753,307
     Product sales                                          90,910          460,266
                                                     -------------    -------------

         Total cost of goods sold                        1,009,108        1,213,573
                                                     -------------    -------------

Gross Profit                                               197,213          171,996
                                                     -------------    -------------

Expenses:
     Selling, general and administrative                   424,482          505,266
                                                     -------------    -------------

         Total general and administrative expenses         424,482          505,266
                                                     -------------    -------------

Income (Loss) from Operations                             (227,269)        (333,270)

Other (Expense):
     Interest  (expense)                                   (57,094)         (80,134)
     (Loss) gain - sale of equipment                        41,621          (11,368)
                                                     -------------    -------------

         Total other (expense)                             (15,473)         (91,502)
                                                     -------------    -------------

Income (Loss) before Income Taxes                         (242,742)        (424,772)

Provision for income taxes                                 (12,619)              --
                                                     -------------    -------------

Net Income (Loss)                                         (255,361)        (424,772)
                                                     -------------    -------------

Comprehensive Income (Loss):
     Israeli currency translation                             (857)         (45,233)
                                                     -------------    -------------

Total Comprehensive (Loss)                           $    (256,218)   $    (470,005)
                                                     =============    =============

(Loss) Per Common Share:
     (Loss) per common share - Basic and Diluted     $       (0.00)   $       (0.08)
                                                     =============    =============

Weighted Average Number of Common Shares
     Outstanding - Basic and Diluted                   200,000,000        5,169,074
                                                     =============    =============


               The accompanying notes to financial statements are
                      an integral part of these statements.

                                   INROB LTD.
                 STATEMENTS OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
                FOR THE PERIODS ENDED DECMEBER 31, 2004, AND 2003

                                                                  Accumulated
                                           Common stock             Other
                                     ------------------------    Comprehensive  Accumulated
           Description                  Shares        Amount     Income (Loss)   (Deficit)       Totals
----------------------------------   -----------   -----------   -----------    -----------    -----------
Balance - December 31, 2002            1,002,000   $     6,418   $    31,315    $   193,171    $   230,904

Shares issued for no consideration   168,998,000            --            --             --             --

Israeli currency translation                  --            --       (45,233)            --        (45,233)

Net (loss) for the period                     --            --            --       (424,772)      (424,772)
                                     -----------   -----------   -----------    -----------    -----------

Balance - December 31, 2003          170,000,000         6,418       (13,918)      (231,601)      (239,101)

Shares issued for cash                30,000,000       195,000            --             --        195,000

Israeli currency translation                  --            --          (857)            --           (857)

Net (loss) for the period                     --            --            --       (255,361)      (255,361)
                                     -----------   -----------   -----------    -----------    -----------

Balance - December 31, 2004          200,000,000   $   201,418   $   (14,775)   $  (486,962)   $  (300,319)
                                     ===========   ===========   ===========    ===========    ===========


               The accompanying notes to financial statements are
                      an integral part of these statements.

                                   INROB LTD.
                        STATEMENTS OF CASH FLOWS (NOTE 2)
                 FOR THE YEARS ENDED DECEMBER 31, 2004, AND 2003

                                                                         2004         2003
                                                                       ---------    ---------
Operating Activities:
     Net (loss)                                                        $(255,361)   $(424,772)
     Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
        Depreciation and amortization                                     57,462       32,860
        (Loss) gain on sale of equipment                                 (41,621)      11,368
        Write-down of related party loans receivable                          --           --
          Changes in net assets and liabilities-
            Accounts receivable                                         (106,964)     160,684
            Inventories                                                  (94,747)     149,473
            Prepaid expenses                                              12,652       89,638
            Accounts payable - trade and accrued liabilities             269,248      422,668
            Deferred revenue                                             203,113      (35,739)
            Income taxes payable                                             554      (31,033)
                                                                       ---------    ---------

Net Cash Provided by (Used in) Operating Activities                       44,336      375,147
                                                                       ---------    ---------

Investing Activities:
     Purchases of property and equipment                                (212,966)    (149,119)
     Proceeds from sale of property and equipment                         47,807       32,185
                                                                       ---------    ---------

Net Cash Provided by (Used in) Investing Activities                     (165,159)    (116,934)
                                                                       ---------    ---------

Financing Activities:
     Increase (decrease) in long-term debt                               205,148      (28,854)
     Bank overdrafts                                                     166,185      (53,885)
     Loans receivable from stockholders                                  (62,383)      11,850
     Loans to related party companies                                   (187,270)    (142,091)
                                                                       ---------    ---------

Net Cash Provided by Financing Activities                                121,680     (212,980)
                                                                       ---------    ---------

Effect of Exchange Rate Changes on Cash                                     (857)     (45,233)
                                                                       ---------    ---------

Net Increase (Decrease) in Cash                                               --           --

Cash - Beginning of Period                                                    --           --
                                                                       ---------    ---------

Cash - End of Period                                                   $      --    $      --
                                                                       =========    =========


               The accompanying notes to financial statements are
                     an integral part of these statements.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Organization

Inrob Ltd. ("Inrob" or the "Company") is an Israeli corporation which provides engineering products and services for the maintenance of critical and sophisticated equipment, and the integration and production of advanced wireless control solutions for unmanned ground vehicle ("UGV") robots. The remote control systems of the Company are the "brains" for many UGV solutions. The current nature of Israel's security situation coupled with the Company's close work with the Israeli Defense Forces ("IDF") and the Israeli police, has helped the Company gain extensive experience in a wide range of military and law enforcement UGV applications and control solutions. The Company has also targeted the civilian applications market, which includes dangerous tasks such as nuclear plant maintenance, inspection and decommissioning, the demolition industry and firefighting and rescue services.

Inrob was organized as an Israeli corporation in 1988, under the name of Eligal Laboratories Ltd., and its UGV solutions include: (i) remote control systems (the "brains" of any robot); (ii) complete robot systems; and (iii) customized solutions. The Company is certified to design, manufacture and maintain electronic, optical and electro-mechanical equipment, and is a certified supplier to the Israeli Defense Forces and the Israeli Air Force. The Company has also been issued a certificate from the Israeli Air Force stating that its quality system is approved to perform inspections of products and services supplied to the Israeli Air Force. The Company changed its name to Inrob Ltd. in September 2003.

In addition, in January 2004, the Company commenced a capital formation activity to effect a registration of its securities on Form F-1 with the Securities and Exchange Commission ("SEC"), and raise capital from the issuance of common stock in the public markets of up to $3.0 million. The capital formation activity continued through December 31, 2004, and into the year 2005. On July 28, 2005, the Company withdrew its Registration Statement with the SEC pursuant to a reverse merger transaction with Western Gaming Corporation, a publicly traded Nevada corporation ("Western Gaming"). Effective July 21, 2005, Inrob completed a reverse merger with Western Gaming, and the Company, under the name of Inrob Tech Ltd. is currently evaluating its capital formation alternatives .

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Restricted Cash

The Company maintains restricted cash as funds designated for specific purposes or for compliance with terms of contractual agreements. As of December 31, 2004, $11,700 was pledged as collateral against certain vendor guarantees, and offset against bank overdrafts for financial reporting purposes.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

Accounts Receivable

Accounts receivable consist of amounts due from customers, employees and related parties. The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of December 31, 2004, an allowance for doubtful accounts amounting to $5,683 was deemed necessary. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.

Revenue Recognition

The Company generates revenues from product sales and maintenance service contracts.

Revenues from product sales are recognized on a completed-contract basis, in accordance with Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101") and State of Position 91-1, "Accounting for Performance of Construction-Type Contracts". Revenue is recognized when delivery has occurred provided there is persuasive evidence of an agreement, acceptance tests results have been approved by the customer, the fee is fixed or determinable and collection of the related receivable is probably. Customers are billed, according to individual agreements, upon completion of the contract. All product costs are deferred and recognized on completion of the contract and customer acceptance.

On-going maintenance service contracts are negotiated separately at an additional fee. The maintenance service is separate from the functionality of the products, which can function without on-going maintenance. Revenues relating to maintenance service contracts are recognized as the services are rendered ratably over the period of the related contract.

The Company is not required to perform significant post-delivery obligations, does not provide warranties and does not allow product returns. As such, no provision is made for costs of this nature.

The Company does not sell products with multiple deliverables. It is management's opining that EITG 00-21, "Revenue Arrangements With Multiple Deliverables" is not applicable.

Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

         Computer and office equipment               5 to 10 years
         Furniture and fixtures                      3 to 15 years
         Vehicles                                    5 to 6 years

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized.

Impairment of Long-Lived Assets

Under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"), the Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Research and Development Costs

The Company conducts research and development activities for others under contractual arrangements. Research and development costs incurred under contractual arrangements are accounted for in accordance with Statement of Financial Accounting Standards No. 68, "Research and Development Agreements" ("SFAS 68"). All costs incurred under the contractual arrangements are deferred and recognized as cost of sales (product sales) upon completion of the contract work.

Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the periods ended December 31, 2004, and 2003, the only components of comprehensive income (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, Foreign Currency Translation ("SFAS 52"). The Company's functional currency is the Israeli New Shekel. All assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2004, the Company did not have any financial instruments requiring the estimate of fair value.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2004, and revenues and expenses for the years ended December 31, 2004, and 2003. Actual results could differ from those estimates made by management.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

(2)   GOING CONCERN

As of December 31, 2004, and subsequent thereto, Inrob continued its operations and capital formation activities. Management of the Company is pursuing various sources of equity financing, and plans to raise approximately $3.0 million through a public offering of its common stock. The proceeds from the public offering will be used by the Company for the reduction of debt, and for working capital required to increase and sustain its operations.

While management of the Company believes that the Company will be successful in its capital formation and operating activities, there can be no assurance that the Company will be able to raise $3.0 million in equity capital through its filing with the SEC and related activities, or be successful in the sale of its products and services that will generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred operating losses, had negative working capital as of December 31, 2004, and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)   INVENTORIES

As of December 31, 2004, inventories consisted of the following:

                                                                         2004
                                                                       --------

Work in progress                                                       $161,093
Materials                                                                40,101
                                                                       --------

     Totals                                                            $201,194
                                                                       ========

(4)   LOANS RECEIVABLE FROM STOCKHOLDERS

Loans receivable from stockholders bear interest at a variable rate equivalent to the minimum rate allowed by the Israel Income Tax Ordinance (4% in 2003) and are due, including principal and interest, on December 31, 2008.

(5)   LOANS TO RELATED PARTY COMPANIES

Loans to related party companies under common control bear interest at a variable rate equivalent to the minimum rate allowed by the Israel Income Tax Ordinance (4% in 2003), are unsecured and are due, including principal and interest, on December 31, 2008. As of December 31, 2004, the loans consisted of the following:

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

                                                                          2004
                                                                        --------

Ben-Tsur Joseph Maintenance Ltd.                                        $197,368
Elina Industries Ltd.                                                    470,407
                                                                        --------

   Totals                                                               $667,775
                                                                        ========

(6)   BANK INDEBTEDNESS

As security for bank indebtedness, the Company has pledged and assigned to Israel Discount Bank all of its revenues from purchase orders with certain national government customers, as well as a second collateral position on all other receivables and assets.

(7)   LONG-TERM DEBT

As of December 31, 2004, long-term debt consisted of the following:

                                                          2004
                                                        ---------
Bank Line of Credit:

Revolving line of credit, prime rate
+ 3% per annum, renewable, secured.                     $ 131,841

Bank Loan #1:
Monthly payments of $1,606, in-
cluding interest at 7.8% per annum,
matures April 2, 2007, secured.                            45,754

Bank Loan #2:

Monthly payments of $2,362 in-
cluding interest at 12.1% per annum,
matures October 10, 2006, secured.                         71,492

Bank Loan #3:

Monthly payments of $2,332 in-
cluding interest at 11.15% per
annum, matures February 27, 2008,
secured.                                                   75,320

Bank Loan #4:
Monthly payments of $1,326 in-
cluding interest at 6.95% per annum,
matures April 2, 2007, secured.                            31,515

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

                                                          2004
                                                       ----------

Bank Loan #5:

Monthly payments of $580 including
interest at 6.1% per annum, matures
February 10, 2008, secured.                                19,797

Bank Loan #6:
Monthly payments of $1,685 including
interest at prime rate + .208% per
annum, matures June 2, 2007, secured.                      58,883
                                                       ----------

Totals                                                    434,602

Less - Current portion                                   (248,466)
                                                       ----------

Total Long-term Debt                                   $  186,136
                                                       ==========

Principal repayments of long-term debt are as follows:


        2005                                           $  248,466
        2006                                              117,945
        2007                                               61,792
        2008                                                6,399
                                                       ----------

     Totals                                            $  434,602
                                                       ==========

(8)   CAPITAL STOCK

The Company does not have any outstanding financial instruments that may dilute income (loss) per share. As such, basic and diluted earnings (loss) per share are the same.

On December 22, 2003, the Company effected a 1 to 100 stock split of its common stock. This transaction was recorded retroactively in the accompanying financial statements. Following the stock split, the Company issued 168,998,000 shares of common stock to stockholders on a pro rata basis for no consideration.

Effective January 1, 2004, the Company issued 30,000,000 shares of common stock to two unrelated investors for consideration in the amount of $195,000. The proceeds from the issuance of common stock were used primarily to pay legal fees and other costs associated with the Company's capital formation activities, and have been classified as part of deferred offering costs in the accompanying balance sheet as of December 31, 2004.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

(9)   RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51," ("FIN 46"). The FASB issued a revised FIN 46 in December 2003, which modified and clarified various aspects of the original interpretations. A Variable Interest Entity ("VIE") is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE is considered the primary beneficiary and must consolidate the VIE. For VIE's created before January 31, 2003, FIN 46 was deferred to the end of the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the financial position or results of operations of the Company.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity," ("SFAS 150"). This standard requires issuers to classify as liabilities the following three types of freestanding financial instruments: (1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets; and (3) certain obligations to issue a variable number of shares. The adoption of SFAS 150 did not have a material impact on the financial position or results of operations of the Company.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition," which supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21. The Company adopted the provisions of SAB 104, and it did not have a material impact on the financial position or results of operations of the Company.

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, "Inventory Costs - An Amendment of Accounting Research Bulletin No. 43 (ARB No. 43), Chapter 4," ("SFAS 151") which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . ." SFAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversions be based on the normal capacity of the production facilities. The Company is required to adopt SFAS 151 in fiscal year 2006, and its adoption is not expected to have a significant impact on the Company's financial position or results of operations.

In December 2004, the FASB announced that Statement of Financial Accounting Standards No. 123R (revised December 2004), "Share-Based Payments," sets accounting requirements for "share-based" compensation to employees, including employee-stock-purchase-plans (ESPPs) and provides guidance on accounting for awards to non-employees. This Statement will require the Company to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees, but expresses no preference for a type of valuation model. For small business filers, this Statement is effective beginning January 1, 2006.

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, "Exchange of Nonmonetary Assets, An Amendment of APB Opinion No. 29," ("SFAS No. 153"). SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets. The amendments made by SFAS No. 153 are based on the fair value of the assets exchanged. SFAS No. 153 also eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company will apply its provisions in fiscal 2006. Such provisions and adoption are not expected to have a significant impact on the Company's financial position or results of operations.

(10)  RELATED PARTY TRANSACTIONS

The Company recovered administrative costs from a company owned by the controlling stockholders in the amounts of $26,113, and $46,250 for the years ended December 31, 2004, and 2003, respectively.

The Company paid management fees of $187,274, and $43,332 to a company owned by a controlling stockholder in 2004 and 2003, respectively, in accordance with a management agreement (see Note 13).

The transactions described above were in the normal course of business and were recorded at an exchange value established and agreed upon by the above parties, which approximates fair market value.

(11)  RESEARCH AND DEVELOPMENT

Costs incurred under the contractual arrangements are deferred and recognized as cost of sales (product sales) upon completion of the contract. For the periods ended December 31, 2004, and 2003, research and development costs in the amount of $76,431, and $147,172, respectively, were included in cost of sales (product sales) in the accompanying financial statements.

(12)  INCOME TAXES

The provision (benefit) for income tax for the periods ended December 31, 2004, and 2003, were as follows:

                            [Continued on next page.]

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

                                                         2004            2003
                                                       ---------      ---------

Current Tax Provision:
       Federal-
         Taxable income                                $  12,619      $      --
                                                       ---------      ---------

            Total current tax provision                $  12,619      $      --
                                                       =========      =========

Deferred Tax Provision:
       Federal-
         Loss carryforwards                               44,000        144,400
         Change in valuation allowance                   (44,000)      (144,400)
                                                       ---------      ---------

            Total deferred tax provision               $      --      $      --
                                                       =========      =========

The Company had deferred income tax assets as of December 31, 2004, and 2003, as follows:


Loss carryforwards                                     $ 127,000      $  84,400
Less - Valuation allowance                              (127,000)       (84,400)
                                                       ---------      ---------

   Total net deferred tax assets                       $      --      $      --
                                                       =========      =========

The Company provided a valuation allowance equal to the deferred income tax assets for the periods ended December 31, 2004, and 2003, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2004, the Company had approximately $373,600 in tax loss carryforwards that can be utilized in future periods to reduce taxable income.

(13)  COMMITMENTS AND CONTINGENCIES

The Company has letters of guarantee totaling $45,520, in favor of two customers, guaranteeing the completion of certain projects. The letters of guarantee are secured by a general security guarantee with a bank.

The Company entered into a management agreement with a director on October 1, 2003. Under the terms of the agreement, the Company is obligated to pay $15,000 per month during the first year and $20,000 per month thereafter for management fees.

The Company is committed to vehicle lease obligations, under operating lease agreements, with various expiration dates through 2006. Future minimum annual lease payments (exclusive of taxes, insurance and maintenance costs) under the leases are as follows:

                                   INROB LTD.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004, AND 2003

     2005                                     $     999
     2006                                           999
                                              ---------

     Totals                                   $   1,998
                                              =========


The Company is a party to a lease agreement for its premises which expires in January, 2006. However, upon 90 days notice, the Company has the option to cancel the lease agreement in December, 2004. Future minimum annual payments (exclusive of taxes, insurance and maintenance costs) under the lease are as follows:

     2005                                     $  55,440
                                              =========

The Company also entered into a sublease agreement under which it will receive approximately $30,000 per year for subleasing part of the premises.

The Company is contingently liable to pay $27,500 under a lawsuit pertaining to a labor matter. Management of the Company believes that the lawsuit has no merit, and that it is unlikely that the contingency for payment of the amount will become probable.

(14)  SIGNIFICANT CUSTOMERS

For the years ended December 31, 2004, and 2003, the Company had certain customers who accounted for more than ten (10) percent of total revenues, as follows:

                                                     2004              2003
                                                   --------          --------

Customer A                                         $630,237          $507,974
Customer B                                               --           276,259
Customer C                                          168,613                --
Customer D                                          149,661                --

(15)  SUBSEQUENT EVENTS

Effective July 21, 2005, Inrob was acquired by Western Gaming, a publicly traded corporation organized under the laws of the State of Nevada in a reverse merger transaction. Subsequently, Mr. Ben-Tsur Joseph, President of the Company, became the President and a Director of Western Gaming, and the company changed its name to Inrob Tec Ltd.

In addition, on July 28, 2005, pursuant to the reverse merger, the Company notified the SEC that it was withdrawing its F-1 Registration Statement to register up to 3,000,000 shares of its common stock. Accordingly, the deferred offering costs recorded by the Company as of that date, were written off.

                                 INROB TECH LTD.
                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Financial Statements have been prepared to give effect to the acquisition by Inrob Tech Ltd. ("Inrob Tech" and formerly Western Gaming Corporation) of Inrob Ltd. ("Inrob") on July 21, 2005. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004, for Inrob, and as of June 30, 2005, for Inrob Tech gives effect to the acquisition as if it had occurred on December 31, 2004, inasmuch as Inrob Tech's activities essentially have remained unchanged since that date, and the transaction is accounted for as a reverse merger, whereby the historical values of the entities are used as of the date of the acquisition. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004, gives effect to the acquisition as if it had occurred on January 1, 2004.

The pro forma adjustments are based upon available information and certain assumptions that the management of Inrob Tech believes are reasonable under the circumstances. Pro forma adjustments are applied to the historical financial statements of Inrob Tech and the acquisition. The transaction was accounted for as an acquisition by stock exchange.

The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with (1) Inrob Tech's historical Financial Statements and related notes thereto, Management's Discussion and Analysis of Financial Condition and Results of Operations included in Inrob Tech's Annual Report on Form 10-K for the year ended June 30, 2005, and (2) the financial statements of Inrob Ltd. included elsewhere in this Current Report on Form 8-K/A dated October 3, 2005. The Unaudited Pro Forma Consolidated Financial Statements and related notes are provided for information purposes only and do not purport to be indicative of the results which would have actually been attained had the acquisition been completed on the date indicated or which may be expected to occur in the future.

                                 INROB TECH LTD.
                        UNAUDITED PRO FORMA CONSOLIDATED
                                  BALANCE SHEET
                               December 31, 2004

                                                          Inrob                       Pro Forma        Pro
                                                          Tech           Inrob        Adjustments      Forma
                                                        -----------    -----------    -----------    -----------
   ASSETS
  Current Assets:
     Cash and cash equivalaents                         $       545    $        --    $        --    $       545
     Accounts receivable-
       Trade                                                     --        293,659             --        293,659
       Employees and other                                       --          1,757             --          1,757
       Less- Allowance for doubtful accounts                     --         (5,683)            --         (5,683)
     Inventory                                                   --        201,194             --        201,194
     Prepaid expenses                                            --         26,116             --         26,116
                                                        -----------    -----------    -----------    -----------
          Total current assets                                  545        517,043             --        517,588
                                                        -----------    -----------    -----------    -----------

  Property and equipment, net                                    --        293,866             --        293,866
  Other assets                                                   --      1,102,056             --      1,102,056
                                                        -----------    -----------    -----------    -----------
  Total Assets                                          $       545    $ 1,912,965    $        --    $ 1,913,510
                                                        ===========    ===========    ===========    ===========

LIABILITIES
  Current Liabilities:
     Bank overdrafts                                    $        --    $   564,179    $        --    $   564,179
     Short-term notes payable                                68,000             --             --         68,000
     Current portion of long-term debt                           --        248,466             --        248,466
     Accounts payable - Trade and accrued liabilities        63,303        909,802             --        973,105
     Accrued compensation and related taxes                  78,503             --             --         78,503
     Deferred revenue                                            --        278,220             --        278,220
     Income taxes payable                                        --         26,481             --         26,481
                                                        -----------    -----------    -----------    -----------

          Total current liabilities                         209,806      2,027,148             --      2,236,954
                                                        -----------    -----------    -----------    -----------

  Long-term Debt, less current portion                           --        186,136             --        186,136
                                                        -----------    -----------    -----------    -----------

           Total liabilities                                209,806      2,213,284             --      2,423,090
                                                        -----------    -----------    -----------    -----------


         STOCKHOLDERS' EQUITY
  Preferred stock, $0.001 par value, 20,000,000
    shares authorized, none issued and outstanding
  Common stock, $0.001 par value, 80,000,000
    shares authorized, 6,008,135 shares issued and
     outstanding                                              6,008             --        201,418        207,426
  Common stock, $0.006 par value, 500,000,000
    shares authorized, 200,000,000 shares issued
    and outstanding                                              --        201,418       (201,418)            --
  Additional paid-in capital                              1,055,231             --     (1,055,231)            --
  Less - Treasury stock, at cost                             (3,370)            --             --         (3,370)
  Accumulated other comprehensive (loss)                         --        (14,775)            --        (14,775)
  Accumulated (deficit)                                  (1,267,130)      (486,962)     1,055,231       (698,861)
                                                        -----------    -----------    -----------    -----------

          Total stockholders' equity                       (209,261)      (300,319)            --       (509,580)
                                                        -----------    -----------    -----------    -----------

  Total Liabilities and Stockholders' Equity            $       545    $ 1,912,965    $        --    $ 1,913,510
                                                        ===========    ===========    ===========    ===========

     The accompanying notes are an integral part of this Unaudited Pro Forma
                           Consolidated Balance Sheet.

                                 INROB TECH LTD.
                          NOTES TO UNAUDITED PRO FORMA
                           CONSOLIDATED BALANCE SHEET


(1) Reflects the issuance of 26,442,585 shares of common stock of Inrob Tech Ltd. (previously Western Gaming Corporation) to acquire all of the issued and outstanding shares of common stock of Inrob Ltd. in a reverse merger transaction effected July 21, 2005.

                                 INROB TECH LTD.
                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 2004

                                                Inrob                       Pro Forma      Pro
                                                Tech          Inrob         Adjustments    Forma
                                            ------------    ------------    ----------   ------------
Revenues:
   Services                                 $         --    $  1,049,313    $       --   $  1,049,313
   Product sales                                      --         157,008            --        157,008
                                            ------------    ------------    ----------   ------------

        Total revenues                                --       1,206,321            --      1,206,321
                                            ------------    ------------    ----------   ------------

Cost of Goods Sold:
   Services                                           --         918,198            --        918,198
   Product sales                                      --          90,910            --         90,910
                                            ------------    ------------    ----------   ------------

        Total cost of goods sold                      --       1,009,108            --      1,009,108
                                            ------------    ------------    ----------   ------------

Gross Margin                                          --         197,213            --        197,213
                                            ------------    ------------    ----------   ------------

Expenses:
   Selling, general and administrative            36,636         424,482            --        461,118
                                            ------------    ------------    ----------   ------------

(Loss) from operations                           (36,636)       (227,269)           --       (263,905)
                                            ------------    ------------    ----------   ------------

Other Income (Expense):
   Interest income                                13,360              --            --         13,360
   Interest (expense)                             (1,350)        (57,094)           --        (58,444)
   Other                                              --          41,621            --         41,621
                                            ------------    ------------    ----------   ------------

Total other income (expense)                      12,010         (15,473)           --         (3,463)
                                            ------------    ------------    ----------   ------------

(Loss) before income taxes                       (24,626)       (242,742)           --       (267,368)

Provision for income taxes                            --         (12,619)           --        (12,619)
                                            ------------    ------------    ----------   ------------

Net (Loss)                                       (24,626)       (255,361)           --       (279,987)

Comprehensive Income (Loss):
   Israeli currency translation                       --            (857)           --           (857)
                                            ------------    ------------    ----------   ------------

Total Comprehensive (Loss)                  $    (24,626)   $   (256,218)   $       --   $   (280,844)
                                            ============    ============    ==========   ============

Basic and Diluted (Loss) per share          $      (0.00)   $         --    $       --   $      (0.01)
                                            ============    ============    ==========   ============

Basic and Diluted weighted average shares
   outstanding                                 5,391,468              --    26,442,585     31,834,053
                                            ============    ============    ==========   ============

     The accompanying notes are an integral part of this Unaudited Pro Forma
                     Consolidated Statements of Operations.

                                 INROB TECH LTD.
                          NOTES TO UNAUDITED PRO FORMA
                      CONSOLIDATED STATEMENTS OF OPERATIONS


(1) Reflects the issuance of 26,442,585 shares of common stock of Inrob Tech Ltd. (previously Western Gaming Corporation) to acquire all of the issued and outstanding shares of common stock of Inrob Ltd. in a reverse merger transaction effected July 21, 2005.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 3, 2005

                                                 Inrob Tech Ltd.

                                                 By: Ben Tsur Joseph
                                                     -----------------------
                                                     Ben Tsur Joseph, President


                                       3